UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 12, 2010 (October 11, 2010)

Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 278-7000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Merger Agreement

On October 11, 2010, The Gymboree Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Giraffe Holding, Inc., a Delaware corporation (“Parent”), and Giraffe Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”).

The Offer and the Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Acquisition Sub will commence a tender offer (the “Offer”), promptly after delivery by the Company to Parent of certain financial and other information as may reasonably be requested by Parent, including certain information required by the terms of the commitment letter issued by Parent’s debt financing sources (the “Required Information”), to acquire all of the outstanding shares of common stock, $0.001 par value per share, of the Company (“Company Common Stock”) at a purchase price of $65.40 per share, net to the seller thereof in cash (the “Offer Price”), subject to any required withholding of taxes. As soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. In the Merger, each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by Parent or Acquisition Sub, by a wholly owned subsidiary of the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive cash in an amount equal to the Offer Price, subject to any required withholding of taxes and without interest. It is anticipated that the Offer will commence on or about October 25, 2010.

Offer Conditions and Closing Conditions

The obligation of Acquisition Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other antitrust laws, (ii) the absence of any law or order preventing the consummation of the Offer, the Merger or the exercise of the Top-Up (discussed below), (iii) subject to certain exceptions, the accuracy of the Company’s representations and warranties, (iv) the Company’s compliance in all material respect with its obligations under the Merger Agreement, (v) the absence of a material adverse effect on the Company, (vi) in the event the Top-Up is necessary, the shares of Company Common Stock issuable upon exercise of the Top-Up, together with the shares tendered in the Offer equal at least 90% of the Company Common Stock outstanding as of the expiration of the Offer (after giving effect to that exercise) and (vii) the Merger Agreement has not been terminated in accordance with its terms. In addition, the Merger Agreement provides that if the Marketing Period (discussed below) has not ended on the last business day prior to the expiration of the

Offer, then the closing of the Offer will not occur until the earlier of (a) a date during the Marketing Period specified by Parent on at least two business days’ written notice to the Company and (b) the first business day after the final day of the Marketing Period. Furthermore, it is a condition to Acquisition Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Company Common Stock that have been validly tendered and not validly withdrawn, together with any shares of Company Common Stock then owned by Parent and its affiliates, equals at least 66% of the Company Common Stock outstanding as of the expiration of the Offer (the “Minimum Tender Condition”).

Regardless of whether the Offer closes, the parties have agreed to complete the Merger, after receipt of the approval of a majority of the Company’s stockholders for the adoption of the Merger Agreement and satisfaction of certain other conditions. In that case, the consummation of the Merger would be subject to similar conditions as the Offer conditions, other than (i) the addition of the stockholder approval requirement, (ii) the addition of the requirement that Parent’s and Acquisition Sub’s representations and warranties are accurate (subject to certain exceptions), (iii) the addition of the requirement that Parent and Acquisition Sub have complied in all material respect with their obligations under the Merger Agreement and (iv) the inapplicability of the Minimum Tender Condition. Similarly, if the Marketing Period has not ended at the time of satisfaction or waiver of these conditions, then the closing of the Merger will not occur until the earlier of (x) a date during the Marketing Period specified by Parent on at least two business days’ written notice to the Company or (b) the first business day after the final day of the Marketing Period, but in any event, not earlier than the end of the Extension Period (discussed below), if any.

Marketing Period; Extension Period

“Marketing Period” is defined in the Merger Agreement to be the first 20 consecutive business days, commencing on or after October 25, 2010, throughout and on the last day of which (a) Parent shall have the Required Information, (b) all conditions to the obligations of Parent and Acquisition Sub to consummate the Offer or the Merger, as the case may be, have been satisfied (other than those that by their nature will not be satisfied until the closing of the Offer or the Merger, as the case may be, or certain conditions that need only be satisfied at some time prior to such closing), and (c) the Company has provided all cooperation in all material respects with respect to the financing which it is obligated to provide pursuant to the terms of the Merger Agreement. If the Marketing Period has not ended on or before the earlier of December 7, 2010 and the day which is three business days before the filing of the Company’s Quarterly Report on Form 10-Q for the period ending October 31, 2010, then the Marketing Period will not commence before January 4, 2011. For purposes of calculating the Marketing Period, November 24, 2010 and November 26, 2010 are not considered business days.

Acquisition Sub may extend the Offer for up to 10 business days from the end of the Marketing Period. In addition, if the debt financing has not funded by the time that the Offer otherwise would have expired taking into account any prior extensions or re-extensions of the Offer, then the Offer will automatically be extended to the later of (a) 15 business days (but not more than 20 business days when combined with the extension described in the previous sentence) after expiration would otherwise have occurred, (b) December 31, 2010, or (c) such earlier date as Parent may specify (the “Extension Period”).

Top-Up Option

The Company has also granted to Parent an irrevocable right (the “Top-Up”), which Acquisition Sub must exercise immediately following consummation of the Offer, if necessary, to purchase from the Company the number of shares of Company Common Stock that, when added to the shares of Company Common Stock already owned by Parent or any of its affiliates following consummation of the Offer, constitutes at least 90% of the shares of Company Common Stock then outstanding. If Parent, Acquisition Sub and any of their respective affiliates acquire at least 90% of the outstanding shares of Company Common Stock, including through exercise of the Top-Up, Acquisition Sub will complete the Merger through the “short form” procedures available under Delaware law.

Representations and Warranties; Covenants

The Company has made customary representations and warranties to Parent and Acquisition Sub in the Merger Agreement. The Company has also agreed to customary covenants, including, among other things, covenants (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, and (ii) if required by law, to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement.

Each of Parent and Acquisition Sub has made customary representations and warranties to the Company in the Merger Agreement. In addition, the Merger Agreement contains customary covenants of Parent and Acquisition Sub, including, among other things, a covenant to use their reasonable best efforts to obtain the proceeds of the debt financing required to consummate the transactions.

Go-Shop Period

The Company is permitted to solicit inquiries or engage in discussions with third parties relating to “competing proposals” for a 40-day “go-shop” period after signing of the Merger Agreement and, with certain parties who make written competing proposals during the “go-shop” period (the “Exempted Persons”), until the 20th day thereafter (the “Cut-Off Date”). After such period, the Company may not solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of the Company’s board of directors. The Company must give Parent three business days notice (whether during or after the “go-shop” period) before the Company is permitted to change its recommendation or terminate the Merger Agreement to accept a superior proposal.

Termination; Termination Fees and Parent Expenses

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the Merger is not consummated on or before March 11, 2011. Upon termination of the Merger Agreement under specified circumstances, including a termination by the Company to enter into an agreement for an alternative transaction pursuant to a “superior proposal”, the Company has agreed to pay Parent a termination fee of $50 million.

The Merger Agreement requires the Company to pay a reduced termination fee of $30 million if the Company terminates the Merger Agreement to enter into an agreement with respect to a “superior proposal” either prior to the end of the “go-shop” period or with an Exempted Person prior to the Cut-Off Date. In addition, under certain circumstances and subject to limitations, the Company will be required to reimburse Parent’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

Reverse Termination Fee

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $50 million (the “Reverse Termination Fee”) if the Company terminates the Merger Agreement under certain circumstances, including based on (i) Parent’s failure to consummate the Offer if all conditions to the Offer have been satisfied (other than those that by their nature will not be satisfied until the closing of the Offer) or (ii) Parent’s failure to consummate the Merger if all conditions to the obligations of Parent and Merger Sub to close the Merger have been satisfied (other than those that by their nature will not be satisfied until the closing of the Merger).

In addition, the Merger Agreement provides that Parent will be required to pay the Company the Reverse Termination Fee plus an amount equal to the Company’s aggregate losses, if any, in excess of the Reverse Termination Fee (up to $130,000,000, including the Reverse Termination Fee) if the Company terminates the Merger Agreement under the circumstances described in the preceding sentence and either (a) the proceeds of the financing are available to be drawn down at the closing of the Offer or the Merger, as the case may be, pursuant to the terms of the financing commitments or (b) the proceeds of the financing are unavailable to be drawn down at the closing of the Offer or the Merger, as the case may be, as a result of a breach by Parent or Merger Sub of the covenant to use their reasonable best efforts to obtain the proceeds of the debt financing.

Notice to Investors

The Offer for outstanding shares of Company Common Stock referred to herein has not yet commenced. This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company Common Stock will be made pursuant to an offer to purchase and related materials that Parent and Acquisition Sub intend to file with the Securities and Exchange Commission. At the time the Offer is commenced, Parent and Acquisition Sub will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by an affiliate of Parent, when available. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company by contacting the Company Investor Relations at 500 Howard Street, San Francisco, CA 94105, telephone number 415-278-7933 or investor_relations@gymboree.com.

In connection with the potential one-step merger (the “One Step”), the Company would file a proxy statement with the Securities and Exchange Commission. Additionally, the Company would file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of the Company by Parent and Acquisition Sub pursuant to the terms of the Merger Agreement. The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from the Company by contacting the Company Investor Relations at 500 Howard Street, San Francisco, CA 94105, telephone number 415-278-7933 or investor_relations@gymboree.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the One Step because they will contain important information about the One Step and the parties to the One Step.

The Company and its directors, executive officers and other members of its management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the One Step. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended January 30, 2010, and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the One Step when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may be, in some cases, different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the One Step when it becomes available. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2010 annual meeting of stockholders and is included in the Annual Report on Form 10-K for the fiscal year ended January 30, 2010 containing Part III information.

Statement on Cautionary Factors

Certain statements made in this report that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to our announced transaction with Parent and Acquisition Sub. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by the Company, as well as the tender offer documents to be filed by Parent and Acquisition Sub and the solicitation/recommendation statement to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 11, 2010, by and among The Gymboree Corporation, Giraffe Holding, Inc., and Giraffe Acquisition Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: October 12, 2010	By:	/s/ Jeffrey P. Harris
		Name:	Jeffrey P. Harris
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 11, 2010, by and among The Gymboree Corporation, Giraffe Holding, Inc., and Giraffe Acquisition Corporation.